Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P. O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


             WERNER ENTERPRISES TO PARTICIPATE IN THREE
                NOVEMBER 2008 INVESTMENT CONFERENCES

Omaha, Nebraska, October 30, 2008:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest truckload transportation and logistics companies, announced that it will participate in three upcoming investment conferences during the month of November.

     Werner will first participate in the 2008 Goldman Sachs Global Industrials Conference on Wednesday, November 5, 2008 at The New York Palace Hotel in New York City, New York. At the conference, Derek J. Leathers, Senior Executive Vice President and Chief Operating Officer of Werner, will present a general overview of the company's business and participate in a panel discussion with other transportation and logistics companies. The panel discussion will begin at 9:45 a.m.
(CST) and will be approximately one hour and 15 minutes in length.

     John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner, will represent the company at the Baird Industrial Conference on Wednesday, November 12, 2008 at the Four Seasons Hotel in Chicago, Illinois. Mr. Steele will provide a 30-minute presentation on Werner's business and operations for the investment community. This presentation will begin at 7:45 a.m.
(CST).

     Werner will also participate in the Stephens, Inc. Fall Investment Conference on Wednesday, November 19, 2008 at The New York Palace Hotel in New York City, New York. Mr. Steele will participate in a panel discussion with executives from various transportation companies, and his participation will include an update and overview of Werner. The panel discussion will begin at 11:00 a.m. (CST) and will be approximately 55 minutes in length.

     A live audio webcast of each presentation and investor materials provided at each conference will be available on the internet and publicly accessible through the "Investor Information" link on the Werner website at www.werner.com. The investor materials and replays of each webcast presentation will be archived and available on the website during the 30-day period following each conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is

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among the five largest truckload carriers in the United States,  with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity,
expedited,  temperature-controlled and  flatbed  services.   Werner's
Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This  press  release and the oral public statements  made  by  a
Werner representative during the webcasts announced in this press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements are based on information currently available to Werner's management and are current only as of the date made. For that reason, undue reliance should not be placed on any such forward-looking statement. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2007. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted. Any such updates or revisions may be made by filing reports with the Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.